Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of Susquehanna and Community may have appeared had the businesses actually been combined at an earlier date. The unaudited pro forma condensed combined financial information shows the impact of the merger of Susquehanna and Community on the companies’ respective historical financial positions and results of operations under the purchase method of accounting with Susquehanna treated as the acquirer. Under this method of accounting, the assets and liabilities of Community will be recorded by Susquehanna at their estimated fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet as of September 30, 2007 assumes the merger was completed on that date. The unaudited pro forma combined condensed income statements for the year ended December 31, 2006 and the nine months ended September 30, 2007 give effect to the merger as if the merger had been completed January 1, 2006 and January 1, 2007, respectively.

The unaudited pro forma combined condensed income statements for the nine months ended September 30, 2007 include pre-tax merger related charges of $4.2 million from the Community acquisitions which closed on April 1, 2007. In March 2007, Community recorded a $4.4 million pre-tax charge for other-than-temporary impairment of investment securities. In the second quarter of 2007, Susquehanna sold approximately $233.0 million of its available-for-sale securities and recorded a $11.8 million pre-tax charge to earnings.

In addition, the unaudited pro forma condensed combined financial information includes the effects of Susquehanna’s anticipated $100 million trust preferred securities offering expected to occur in the fourth quarter of 2007.

Determining the level of the allowance for possible loan and lease losses at any given point in time is difficult, particularly during uncertain economic periods. We make estimates using assumptions and information that are often subjective and changing rapidly. The review of the loan and lease portfolios is a continuing event in light of a changing economy and the dynamics of the banking and regulatory environment.

In conjunction with this continuing evaluation and with respect to the Community acquisition, Susquehanna expects to record a $11.1 million additional provision for loan and lease losses in the fourth quarter of 2007. This additional provision represents the current estimated impact of applying Susquehanna’s loan and lease loss reserve assessment process to Community’s loan portfolio which includes such factors as risk ratings, migration analysis, loss history and current economic conditions. For a further discussion about the methodology that Susquehanna uses to determine the allowance for loan and lease losses, please see page 77 of Susquehanna’s Form 10-K for the year ended December 31, 2006.

In our opinion, the allowance for loan and lease losses with the $11.1 million additional provision is adequate to meet probable loan and lease losses at the given time. There can be no assurance, however, that we will not sustain losses in future periods that could be greater than the size of the allowance after the additional provision is made.

The merger agreement was executed on July 25, 2007 and provided that Community shareholders were entitled to elect to receive either $34.00 in cash, 1.48 shares of Susquehanna common stock or a combination thereof in exchange for their shares of Community common stock. Elections by Community shareholders to receive either stock or cash consideration in the merger were subject to allocation procedures described above under “The Merger—Allocation.” The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes of both Susquehanna and Community.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate financial results of the combined companies had the companies actually been combined at the beginning of each period presented and had the impact of possible revenue enhancements, expense efficiencies, and asset dispositions, among other factors, been considered. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment.

Susquehanna Bancshares, Inc./ Community Banks, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheets As of September 30, 2007

($ In Thousands)

	As Reported		Pro Forma Adjustments		Pro Forma Combined
	Susquehanna	Community
ASSETS
Cash and due from banks	$202,237	$66,810	$96,850	(A)	$281,493
			(70,110)	(B)
			(14,294)	(C)
Restricted short-term investments	241	0			241
Unrestricted short-term investments	110,484	5,383			115,867
Trading assets	0	20,003			20,003
Securities available for sale	1,548,708	639,962			2,188,670
Securities held to maturity	4,840	23,100	(371)	(H)	27,569
Net loans and leases	5,784,196	2,584,164	(21,793)	(I)	8,346,567
Premises and equipment, net	110,372	50,097	12,666	(L)	173,135
Foreclosed assets	10,331	3,175			13,506
Accrued income receivable	33,600	17,749			51,349
Bank-owned life insurance	270,398	72,697			343,095
Goodwill	339,010	265,135	14,294	(C)	940,284
			(265,135)	(E)
			579,168	(E)
			(40,620)	(F)
			(10,899)	(G)
			371	(H)
			21,793	(I)
			6,154	(J)
			(5,267)	(K)
			(12,666)	(L)
			56,215	(M)
			(7,269)	(O)
Intangible assets with finite lives	19,648	14,084	(14,084)	(E)	71,167
			40,620	(F)
			10,899	(G)
Investment in and receivables from unconsolidated entities	134,335	0			134,335
Deferred taxes	0	11,359	(11,359)	(N)	0
Other assets	155,549	15,916	3,150	(A)	174,615

Total assets	$8,723,949	$3,789,634	$368,313		$12,881,896

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand	$887,657	$346,488			$1,234,145
Interest-bearing demand	2,054,246	604,143			2,658,389
Savings	417,997	299,203			717,200
Time	1,592,698	1,029,896	6,154	(J)	2,628,748
Time of $100 or more	1,025,763	347,058			1,372,821
Short-term borrowings	488,999	124,288			613,287
FHLB borrowings	795,462	413,483	(2,436)	(K)	1,206,509
Long-term debt	150,028	0			150,028
Junior subordinated debentures	71,980	75,260	100,000	(A)	244,409
			(2,831)	(K)
Accrued interest, taxes, and expenses payable	43,373	11,343			54,716
Deferred taxes	149,958	0	(11,359)	(N)	131,330
			(7,269)	(O)
Other liabilities	103,606	11,997	56,215	(M)	171,818

Total liabilities	7,781,767	3,263,159	138,474		11,183,400

SHAREHOLDERS’ EQUITY
Common stock	104,353	128,430	(128,430)	(D)	171,731
			67,378	(B)
Additional paid-in-capital	349,275	396,654	(396,654)	(D)	1,038,211
			688,936	(B)
Retained earnings	503,613	28,635	(28,635)	(D)	503,613
Accumulated other comprehensive income	(15,059)	(4,692)	4,692	(D)	(15,059)
Less: cost of treasury stock	0	(22,552)	22,552	(D)	0

Total shareholders’ equity	942,182	526,475	229,839		1,698,496

Total liabilities and shareholders’ equity	$8,723,949	$3,789,634	$368,313		$12,881,896

The accompanying notes are and integral part of these consolidated financial statements.

Susquehanna Bancshares, Inc./ Community Banks, Inc.

Unaudited Pro Forma Combined Income Statement for the Nine Months Ended September 30, 2007

($ In Thousands, Except Per Share Data)

	As Reported		Community Acquisitions	Pro Forma Community	Pro Forma Adjustments		Pro Forma Combined
	Susquehanna	Community
Interest Income:
Loans and leases, including fees	$312,825	$137,581	$2,469	$140,050	$4,086	(I)	$456,961
Securities	53,037	26,007	484	26,491	778	(H)	80,306
Short-term Investments	3,411	498	110	608	(470)	(C)	2,002
					(1,547)	(M)
Trading account	0	1,524	0	1,524			1,524

Total interest income	369,273	165,610	3,063	168,673	2,847		540,793

Interest Expense:
Deposits:
Interest-bearing demand	47,982	13,641	23	13,664			61,646
Savings	2,922	2,503	574	3,077			5,999
Time	86,814	44,516	600	45,116	(2,308)	(J)	129,622
Short-term borrowings	12,805	3,240	178	3,418			16,223
FHLB borrowings	16,236	15,008	61	15,069	(522)	(K)	30,783
Long-term debt	9,955	3,720	51	3,771	7,500	(A)	21,009
					(217)	(K)

Total interest expense	176,714	82,628	1,487	84,115	4,453		265,282

Net interest income	192,559	82,982	1,576	84,558	(1,606)		275,511
Provision for loan and lease losses	6,347	3,050	535	3,585			9,932

Net interest income after provision for loan and lease losses	186,212	79,932	1,041	80,973	(1,606)		265,579

Noninterest Income:
Service charges on deposit accounts	21,035	11,951	592	12,543	0		33,578
Vehicle origination, servicing, and securitization fees	11,564	0	0	0	0		11,564
Asset management fees	14,638	1,687	0	1,687	0		16,325
Income from fiduciary-related activities	4,937	2,572	0	2,572	0		7,509
Commissions on brokerage, life insurance, and annuity sales	3,917	0	6	6	0		3,923
Commissions on property and casualty insurance sales	9,589	3,318	0	3,318	0		12,907
Income from bank-owned life insurance	8,064	2,199	22	2,221	0		10,285
Net gain on sale of loans and leases	6,822	975	0	975	0		7,797
Net realized gain /(loss) on securities	(11,741)	2	0	2	0		(11,739)
Other than temporary impairment of investment securities	0	(4,390)	0	(4,390)	0		(4,390)
Other	14,896	8,392	172	8,564	0		23,460

Total noninterest income	83,721	26,706	792	27,498	0		111,219

Noninterest Expenses:
Salaries and employee benefits	104,634	37,497	3,855	41,352			145,986
Occupancy	17,443	6,329	529	6,858	237	(L)	24,538
Furniture and equipment	8,717	5,362	10	5,372			14,089
Amortization of intangible assets	1,897	2,222	149	2,371	(2,371)	(E)	5,760
					3,046	(F)
					817	(G)
Advertising and marketing	6,866	1,407	520	1,927			8,793
Vehicle lease disposal	9,261	0	0	0			9,261
Other	49,435	17,501	1,545	19,046			68,481

Total noninterest expenses	198,253	70,318	6,608	76,926	1,729		276,908

Income before taxes	71,680	36,320	(4,775)	31,545	(3,335)		99,890
Provision for income taxes	21,243	8,290	(1,555)	6,735	(1,167)	(P)	26,811

Net income	$50,437	$28,030	($3,220)	$24,810	($2,168)		$73,079

Net Income Per Common Share:
Basic net income per share	$0.97	$1.15	($8.05)	$1.00			$0.85
Weighted average basic shares outstanding	52,132	24,376	400	24,776	(24,776)	(D)	85,821
					33,689	(B)
Diluted net income per share	$0.97	$1.14	($8.05)	$0.99			$0.85
Weighted average diluted shares outstanding	52,208	24,601	400	25,001	(25,001)	(D)	85,897
					33,689	(B)

The accompanying notes are an integral part of these consolidated financial statements.

Susquehanna Bancshares, Inc./ Community Banks, Inc.

Unaudited Pro Forma Combined Income Statement for the Twelve Months Ended December 31, 2006

($ In Thousands, Except Per Share Data)

	As Reported		Community Acquisitions	Pro Forma Community	Pro Forma Adjustments		Pro Forma Combined
	Susquehanna	Community
Interest Income:
Loans and leases, including fees	$404,814	$166,061	$9,094	$175,155	$8,104	(I)	$588,073
Securities	54,308	29,670	2,086	31,756	2,548	(H)	88,612
Short-term Investments	3,669	1,903	277	2,180	(694)	(C)	2,344
					(2,811)	(M)

Total interest income	462,791	197,634	11,457	209,091	7,147		679,029

Interest Expense:
Deposits:
Interest-bearing demand	51,424	16,183	96	16,279			67,703
Savings	4,960	1,441	1,866	3,307			8,267
Time	99,195	49,026	1,935	50,961	(1,791)	(J)	148,365
Short-term borrowings	13,495	3,021	797	3,818			17,313
FHLB borrowings	24,788	17,380	316	17,696	1,361	(K)	43,845
Long-term debt	12,159	3,683	206	3,889	10,000	(A)	25,932
					(116)	(K)

Total interest expense	206,021	90,734	5,216	95,950	9,454		311,425

Net interest income	256,770	106,900	6,241	113,141	(2,307)		367,604
Provision for loan and lease losses	8,680	2,050	476	2,526	0		11,206

Net interest income after provision for loan and lease losses	248,090	104,850	5,765	110,615	(2,307)		356,398

Noninterest Income:
Service charges on deposit accounts	26,446	11,507	2,754	14,261	0		40,707
Vehicle origination, servicing, and securitization fees	18,524	0	0	0	0		18,524
Asset management fees	18,439	1,989	0	1,989	0		20,428
Income from fiduciary-related activities	6,160	2,405	0	2,405	0		8,565
Commissions on brokerage, life insurance, and annuity sales	4,350	0	29	29	0		4,379
Commissions on property and casualty insurance sales	12,660	4,120	4	4,124	0		16,784
Income from bank-owned life insurance	10,000	2,725	82	2,807	0		12,807
Net gain on sale of loans and leases	16,816	2,172	66	2,238	0		19,054
Net gain on sale of bank branches	4,189	0	0	0	0		4,189
Net (loss) gain on securities	(949)	732	744	1,476	0		527
Other	19,678	9,317	96	9,413	0		29,091

Total noninterest income	136,313	34,967	3,775	38,742	0		175,055

Noninterest Expenses:
Salaries and employee benefits	128,465	46,434	3,954	50,388	0		178,853
Occupancy	20,905	6,965	933	7,898	317	(L)	29,120
Furniture and equipment	10,948	7,152	35	7,187			18,135
Amortization of intangible assets	2,231	2,639	597	3,236	(3,236)	(E)	7,519
					4,148	(F)
					1,140	(G)
Advertising and marketing	9,627	1,752	462	2,214			11,841
Vehicle residual value	3,722	0	0	0			3,722
Vehicle delivery and preparation	10,498	0	0	0			10,498
Other	76,440	19,943	1,991	21,934	0		98,374

Total noninterest expenses	262,836	84,885	7,972	92,857	2,369		358,062

Income before taxes	121,567	54,932	1,568	56,500	(4,676)		173,391
Provision for income taxes	37,929	13,901	463	14,364	(1,636)	(P)	50,657

Net income	$83,638	$41,031	$1,105	$42,136	($3,040)		$122,734

Net Income Per Common Share:
Basic Net Income Per Share	$1.66	$1.74	$0.92	$1.70			$1.46
Weighted average basic shares outstanding	50,340	23,645	1,203	24,848	(24,848)	(D)	84,034
					33,694	(B)
Diluted Net Income Per Share	$1.66	$1.72	$0.92	$1.68			$1.46
Weighted average diluted shares outstanding	50,507	23,918	1,203	25,121	(25,121)	(D)	84,201
					33,694	(B)

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

Note 1. Basis for Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the merger is presented as of and for the nine months ended September 30, 2007 and the unaudited pro forma combined income statement for the year ended December 31, 2006. The pro forma adjustments consist of the expected purchase price adjustments necessary to combine Susquehanna and Community, including:

Community shareholders will receive for their shares of Community common stock

•	$34.00 in cash for each share of Community common stock; or

•	1.48 shares of Susquehanna common stock for each share of Community common stock; or

•	a combination of such cash and shares of Susquehanna common stock.

The aggregate amount of cash consideration to be paid to Community shareholders in the merger will be calculated as follows:

•

the aggregate amount of cash consideration available for Community shareholders will equal the product of $34.00 multiplied by 10% of the sum of (i) the outstanding shares of Community common stock and (ii) the outstanding Community stock options on the third trading day prior to the effective date of the merger; and

•	this amount then will be reduced by the aggregate amount of cash to be paid by Susquehanna for cancellation of outstanding Community stock options.

The merger will be accounted for using the purchase method of accounting. Accordingly, Susquehanna’s cost to acquire Community will be allocated to the assets (including identifiable intangible assets) and liabilities of Community at their respective fair values on the date the merger is completed.

The unaudited pro forma condensed combined financial information includes estimated adjustments to record the assets and liabilities of Community at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the fair values of Community’s tangible, and identifiable intangible, assets and liabilities as of the completion date. Accordingly, the final purchase accounting adjustments and restructuring charges may be materially different from the pro forma adjustments presented in this document. Increases or decreases in the fair value of the net assets and other items of Community as compared to the information shown in this document may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities.

Certain amounts in the historical consolidated financial statements of Community have been reclassified to conform to Susquehanna’s historical financial information presentation. The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger actually been completed at the beginning of the applicable period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information for the merger includes the pro forma balance sheet as of September 30, 2007 assuming the merger was completed on September 30, 2007. The unaudited pro forma combined condensed income statements for the year ended December 31, 2006 and the nine months ended September 30, 2007 give effect to the merger as if the merger had been completed January 1, 2006 and January 1, 2007, respectively.

		September 30, 2007
		(dollars in thousands except per share data)
Purchase Price:
Purchase Price Assign to Stock:
Shares exchanged for stock	22,763
Exchange ratio	1.48

Susquehanna common stock to be issued	33,689

New Susquehanna common stock issued	33,689
Average purchase price per Susquehanna common share	$22.45

Purchase price assigned to shares exchanged for stock		$756,314

Purchase Price Assigned to Cash:
Shares exchanged for cash	2,062
Cash purchase price per Community common share	$34.00

Purchase price assigned to shares exchanged for cash		$70,110

Purchase price assigned to options cashed out		14,294
Transaction costs		56,215

Total Purchase Price		$896,933

Net Assets Acquired:
Community shareholders’ equity	526,475
Community goodwill and intangibles	(279,219)

Estimated adjustments to reflect assets acquired at fair value:
Investment securities	(371)
Loans and leases	(21,793)
Core deposit intangible	40,620
Customer list intangibles	10,103
Mortgage servicing rights	796
Bank premises & furniture, fixtures and equipment	12,666

Estimated adjustments to reflect liabilities acquired at fair value:
Time deposits	(6,154)
FHLB borrowings	2,436
Junior subordinated debt	2,831
Deferred tax liability	7,269
		295,659

Goodwill resulting from merger		$601,274

Note 3. The pro forma adjustments included in the unaudited pro forma combined condensed financial information are as follows:

(A)	Estimated proceeds from a $100 million trust preferred securities debt offering by Susquehanna net of $3,150 estimated underwriting fees. The offering is anticipated to occur during the fourth quarter of 2007. Related interest expense is computed at 10.00% per annum.

(B)	To record the purchase price for the settlement of 90% of the Community shares exchanged for Susquehanna common stock and 10% of Community common shares settled for cash.

(C)	Cash outlays for payment of stock options and merger cost, net of deferred tax benefits. Related interest income lost is computed at 5.00% per annum.

(D)	Adjustment to eliminate Community’s historical shareholders’ equity.

(E)	To eliminate Community’s historical goodwill and other intangible assets, adjustment to reverse the amortization expense of Community’s other intangible assets, and to record excess purchase price over historical tangible equity.

(F)	To record the fair value of Community’s core deposit intangible, and adjustment to amortize the new core deposit intangible over a ten year period.

(G)	To record the fair value of other Community intangible assets including customer intangibles related to Community’s insurance and asset management businesses and originated mortgage servicing rights, and adjustments to amortize these other intangibles over a ten year period.

(H)	Fair value adjustments for held to maturity investments, the reclass of available for sale gain position to an amortizing premium, and related amortization over estimated life of the investments.

(I)	Fair value adjustments for fixed-rate loans and related amortization over estimated life of the loans.

(J)	Fair value adjustments for non-core deposits and related amortization over estimated life of the deposits.

(K)	Fair value adjustments for long-term borrowings and trust preferred securities and related amortization over estimated life of the instruments.

(L)	Fair value adjustment for owned premises and related depreciation expense over the remaining useful life.

(M)	To record a merger-related accrual for the pre-tax estimate of transaction costs. Such expenses include fees related to accounting, legal and investment banker services, severance, contract cancellations and third party data processing costs. Related interest income lost is computed at 5.00% per annum on the tax effected transaction costs.

(N)	Adjustment to reclassify Community’s net deferred tax asset to the combined net deferred tax liability.

(O)	Adjustment to record the net deferred tax impact arising from adjustments to record fair values of assets and liabilities and impact related to merger transaction costs. The tax effect of the pro forma adjustments employed Susquehanna’s incremental tax rate of 35%.

(P)	To record the tax effect of pro forma adjustments, using Susquehanna’s incremental tax rate of 35%.